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                                                                    EXHIBIT 10.1


                                   AGREEMENT


         THIS AGREEMENT, dated September 28, 2000, by and among Pro Net Link Corp., a Nevada Corporation (the "Company"), John A. Bohn ("Bohn"), Karen Morgan ("Morgan") and GlobalNet Ventures Partners, LLC, a Delaware limited liability company ("GlobalNet"; the Company, Bohn, Morgan and GlobalNet are each referred to herein individually as a "Party" and collectively as the "Parties") and Jean Pierre Collardeau and Glenn Zagoren.

         WHEREAS, reference is made to the Agreement, dated as of August 8, 2000, by and among the Company, Bohn, Morgan and GlobalNet (the "Consulting Agreement"), the Stock Option Agreement, dated as of August 8, 2000, between the Company and GlobalNet (the "Option Agreement"), the Shareholder and Voting Agreement, dated as of August 8, 2000, among the Company, GlobalNet and certain other shareholders of the Company (the "Shareholder Agreement") and the Registration Rights Agreement, dated as of August 8, 2000 between the Company and GlobalNet (the "Registration Rights Agreement", and collectively all of the agreements in this paragraph are the "Operating Agreements").

         NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, the Parties wish to terminate the Operating Agreements to the extent applicable to the parties to this Agreement. In order to provide for the consequences of such termination of the Operating Agreements and to provide for the continuing relationship among the Parties, the Parties wish to supersede the Operating Agreements as expressly set forth herein, effective from and after September 20, 2000 (the "Effective Date"), and, therefore agree as follows:

         1. Termination of the Operating Agreements. The Consulting Agreement, the Option Agreement, the Shareholder Agreement and the Registration Rights Agreement are each hereby terminated in their entirety (as between the Parties) and shall be of no further force or effect from and after the Effective Date. All options granted to GlobalNet pursuant to the Consulting Agreement and the Option Agreement are hereby forfeited effective as of the Effective Date. Each of the Parties hereby agrees to take any additional steps required to cause the amendment and/or termination, as the case may be, to or of the Operating Agreements.

         2. Resignations. Bohn hereby resigns effective as of the Effective Date as a Director, President and Chief Executive Officer of the Company. Morgan hereby resigns effective as of the Effective Date as a Director, Chief Operating Officer and Senior Executive Vice President of the Company.
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         3.      Financing and Revenue Fee.

                 (a) In the event that Bohn, Morgan and/or GlobalNet, or any of their respective Affiliates, shall at any time first introduce to the Company another Person after the date hereof that (i) causes an equity or debt investment to be made in the Company or (ii) enters into a contract or other arrangement with the Company that results in the Company actually realizing revenue from such introduction, the Company shall pay to GlobalNet 5% of the amount of such investment or revenues. Payment of the foregoing shall be due
(X) in the case of any investment transaction, at the closing of such investment transaction or (Y) in the case of a revenue generating contract, within 30 days of collection by the Company of the relevant revenues.

                 (b) The Parties acknowledge that no consideration under this Section 5 shall be due with regard to any transaction until and unless such transaction is actually consummated. Should any portion of the funding be held in escrow or otherwise delayed for a certain period subsequent to the closing, the Company shall only be obligated to pay GlobalNet at the closing consideration based on the actual cash (or other consideration) received by the Company at that time. Any additional consideration shall be payable within ten days after the balance of the funding shall have been distributed to the Company, and shall be computed on the amount actually distributed. For example, should an escrow agent pursuant to the terms of an escrow agreement be required to retain any amounts held by it, GlobalNet shall not be entitled to compensation on amounts so held. The Company will not be obligated to enter into any transaction or relationship introduced by GlobalNet, Bohn or Morgan, and GlobalNet, Bohn and Morgan are not obligated to introduce any opportunity to the Company.

         4.      Releases.

                 (a) Bohn and Morgan for themselves and for their heirs, executors, administrators and assigns, and GlobalNet, for itself and any of its past or present successors and assigns and any of its or their Affiliates or related business entities, past or present directors, officers, attorneys, agents, trustees, administrators, members and employees (hereinafter referred to collectively as "the GNVP Releasors") forever, release and discharge the Company, Jean Pierre Collardeau, Glenn Zargoren and any of its Affiliates or related business entities, successors and assigns and any of its or their Affiliates or related business entities, successors and assigns and any of its or their past or present directors, officers, attorneys, agents, trustees, administrators or employees (hereinafter referred to collectively as the "Company Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatever, whether known or unknown, which Releasors ever had, now have or may have against the Company Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date hereof, except that this release is not effective as to and will in no way act as a limitation in any way as to (i) the Company's obligations under this Agreement and (ii) as to any claims that Bohn, Morgan or GlobalNet may have against, under or with respect to any policy of insurance maintained by the Company for their benefit in whole or in part.

                 (b) The Company, Jean Pierre Collardeau and Glenn Zargoren, and any of their Affiliates or related business entities, and any of its or their past or present assigns and any of its past or present directors,





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officers, attorneys, agents, trustees, members, administrators and employees
(the "Company Releasors") forever releases and discharges Bohn, Morgan and GlobalNet from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which the Company Releasers ever had, now have or may have against Bohn, Morgan and GlobalNet and any of its affiliates or related business entities, successors and assigns and any of its or their past or present directors, officers, attorneys, agents, trustees, members, administrators and employees (collectively, the "GNVP Releasees") by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date hereof, except that this release is not effective as to and will in no way act as a limitation in any way as to (i) Bohn, Morgan and GlobalNet's obligations under this Agreement and (ii) as to any claim that the Company Releasors may have against, under or with respect to any policy of insurance maintained by the Company for the benefit (in whole or in part) of the Company and/or Bohn, Morgan or GlobalNet relating to the actions of Bohn, Morgan and GlobalNet.

         5.      Covenants.

                 (a) The GNVP Releasors each covenant, except to the extent prohibited by law, not to commence, maintain, prosecute or participate in any action, charge, complaint or proceeding of any kind (on his, her or its own behalf and/or on behalf of any other person or entity and/or on behalf of or as a member of any alleged class of persons) in any court, or before any administrative or investigative body or agency (whether public, quasi-public or private), except if otherwise required by law or by proper administrative, statutory or rulemaking process or authority, against the Company Releasers with respect to any act, omission, transaction or occurrence which has been released under Section 4(b) hereof.

                 (b) The Company Releasors Covenant except to the extent prohibited by law, not to commence, maintain, prosecute or participate in any action, charge, complaint or proceeding of any kind in any court, or before any administrative or investigative body or agency (whether public, quasi-public or private), except if otherwise required by law or by proper administrative, statutory or rulemaking process or authority, against Bohn, Morgan, GlobalNet and the other GNVP Releasers with respect to any act, omission, transaction or occurrence which has been released under Section 4(b) hereof.

         6. Representation. Bohn, Morgan and GlobalNet, on the one hand, and the Company, on the other, each represent that he, she or it has not commenced, maintained, prosecuted or participated in any action, charge, complaint or proceeding of any kind (on his, her or its own behalf and/or behalf of any other person and/or on behalf of or as a member of any alleged class of persons) that is presently pending in any court, or before any administrative or investigative body or agency (whether public, quasi-public, or private), against or involving the other party.

         7. Future Cooperation. Bohn, Morgan, GlobalNet and the Company each agree to cooperate with the others and their counsel in any action, proceeding or litigation relating to any matter in which they were involved or of which they have knowledge as a result of or in connection with their relationship with the Company.





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          8.     Nondisparagment. Bohn, Morgan, GlobalNet and the Company will not (and each of them shall exert their best efforts to ensure that their respective Affiliates will not) at any time denigrate, ridicule or intentionally criticize the Company or any of its Subsidiaries, or Bohn, Morgan or GlobalNet or its Affiliates, or any of their respective products or services, properties, employees, officers or directors, including, without limitation, by way of news interviews or the expression of personal view, opinions or judgments to the news media.

         9. Confidentiality. For a period of ten years and six months following the Effective Date, Bohn, Morgan, GlobalNet and the Company and their respective Affiliates, shall not, without the prior written consent of the other, divulge, disclose or make accessible to any other Person, any Confidential Information except (a) in the course of carrying out their duties under this Agreement or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or GlobalNet or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order it to divulge, disclose or make accessible such information.

         10.     Non-Competition and Non-Solicitation.

                 (a) During the period beginning on the Effective Date and expiring on February 8, 2003 (the "Restricted Period"), Bohn, Morgan and GlobalNet and their Affiliates shall not, directly or indirectly whether as an employee, consultant, partner, principal, agent, distributor, representative, stockholder or otherwise (except that collectively they may be a stockholder of not more than a 5% equity interest in a public company) (except when acting on behalf of the Company), engage in any activities in any country world-wide in which the Company or any Subsidiary then conducts business that are in competition with the Existing Business of the Company or any Subsidiary.

                 (b) During the Restricted Period, Bohn, Morgan and GlobalNet shall not directly or indirectly (i) solicit any customer of the Company or any Subsidiary as a customer of a business competitive to an Existing Business or (ii) solicit any Person who is employed by the Company or any Subsidiary of the Company, other than (A) persons previously known to Bohn, Morgan and GlobalNet and/or (B) a secretary/administrative assistant who is employed by the Company or its Subsidiaries, to accept employment with any of Bohn, Morgan or GlobalNet or any entity controlled, owned or operated by any of them.

                 (c) Bohn, Morgan, GlobalNet and the Company each acknowledge that the other has no adequate remedy at law and would be irreparably harmed if any of Bohn, Morgan, GlobalNet or the Company breaches or threatens to breach any of the provisions of Sections 7 through 10, therefore Bohn, Morgan, GlobalNet and the Company each agree that the other shall be entitled to temporary or permanent mandatory or injunctive relief, to terminate or forestall any breach or threatened breach of any of those provisions and to specific performance of the terms of each of such provisions without the need to demonstrate irreparable injury or post bond or other security. Bohn, Morgan, GlobalNet and the Company each further agree that they shall not,





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in any proceeding seeking injunctive or other equitable relief to enforce the provisions of Sections 7 through 10, raise the defense that the other has an adequate remedy at law. Nothing in this Section 10(c) shall be construed as prohibiting any Party from pursuing any other remedies available to it at law or in equity or which may be otherwise available to it.

                 (d) If it is determined that any of the provisions of this Section 10, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, it is the intention of the parties to this Agreement that the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         11. Intellectual Property. Any processes, inventions, ideas, know-how and other similar data created or developed by Bohn, Morgan or GlobalNet during the course of providing services under the Consulting
Agreement or this Agreement to the Company and which relate to the business then conducted or under development by the Company in which Bohn, Morgan or GlobalNet were or become directly involved (hereinafter, a "Work"), shall be the Company's exclusive and absolute property, and each of Bohn, Morgan and GlobalNet hereby assigns to the Company, now and hereafter, all of its right, title and interest to any and all of the same. Any Work in connection with the services rendered by Bohn, Morgan or GlobalNet under the Consulting Agreement or this Agreement shall be considered "work made for hire" under the Copyright Law of 1976 or any successor law, and the Company shall be the owner of such Work as if the Company were the author of such Work. This provision does not apply to proprietary processes or the intellectual property owned or otherwise controlled by or resident with Bohn, Morgan or GlobalNet which was not created or developed during the course of providing services under the Consulting Agreement or this Agreement. The burden of proof of ownership of any Work shall at all times be on the party asserting ownership.

         12. Documents. At any time, for any reason, upon the Company's request, each of Bohn, Morgan and GlobalNet and their Affiliates will promptly return to the Company all property of the Company and its Subsidiaries in its possession or control, including, without limitation, all copies of all management studies, business or strategic plans, budgets, notebooks and other printed, typed electronically stored or written materials, documents, diaries, disks, calendars and data of or relating to the Company or its Subsidiaries or their respective personnel or affairs.

         13. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the surviving corporation, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the





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successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or by operation of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of Bohn, Morgan and GlobalNet under this Agreement, other than the right to receive consideration, may be assigned or transferred by such them.

         14. Indemnification; Tax Matters. Bohn, Morgan and GlobalNet agree to indemnify the Company, on an after tax basis, from all tax, penalties, interest and other expenses that the Company may incur as a result of a determination by the Internal Revenue Service or a court that the Company failed to report any payments under the Consulting Agreement or this Agreement as wages and/or failed to timely withhold and pay employment taxes on any such payments.

         15. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with hereto respect thereto.

         16. Amendment of Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by each of the parties hereto. No waiver by any party of any breach by any other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by each of the parties effected by such waiver.

         17. Severability. In the event that any provision or portion of any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions and portions remaining of any provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         18. Governing Law/Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws. The parties hereto agree that any disagreement or dispute arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, or any proceeding brought by a party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement, shall be brought by such party and resolved exclusively within the State of New York. Accordingly, the parties consent and submit to the exclusive personal jurisdiction of the federal and state courts located within the State of New York, U.S.A. The parties further agree that any such action or proceeding brought by a party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party





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exclusively in the federal or state courts located within the State of New
York.

         19. Notices. Any notice required or permitted hereunder to be given to a party hereto shall be effective only if given in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested or by Federal Express or other similar service, duly addressed to the party concerned at the address indicated below or to such changed address as such Party may hereinafter specify by notice to the other party:

                 If to the Company:

                 Pro Net Link Corp.
                 645 Fifth Avenue
                 Suite 303
                 New York, NY 10022
                 Attention: Jean Pierre Collardeau

                          with a copy to:

                 Kronish Lieb Weiner & Hellman LLP
                 1114 Avenue of the Americas
                 New York, NY 10036
                 Attention: Steven Huttler, Esq.


                 If to GlobalNet:

                 GlobalNet Venture Partners
                 300 Park Avenue, Suite 1700
                 New York, New York 10022
                 Attention: Andrew Entwistle, Esq.

                          with a copy to:

                 Entwistle & Cappucci LLP
                 400 Park Avenue
                 New York, New York 10022
                 Attention: Andrew J. Entwistle, Esq.

                 If to John A. Bohn:

                 John A. Bohn





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                 c/o GlobalNet Venture Partners
                 300 Park Avenue, Suite 1700
                 New York, New York 10022



                          with a copy to:

                 Entwistle & Cappucci LLP
                 400 Park Avenue
                 New York, New York 10022
                 Attention: Andrew J. Entwistle, Esq.


                 If to Karen Morgan:

                 Karen Morgan
                 c/o GlobalNet Venture Partners
                 300 Park Avenue, Suite 1700
                 New York, New York 10022

                          with a copy to:

                 Entwistle & Cappucci LLP
                 400 Park Avenue
                 New York, New York 10022
                 Attention: Andrew J. Entwistle, Esq


         20. Execution of Agreement and Further Actions. This Agreement may be executed in several counterpart copies each of which shall constitute an original and the same instrument notwithstanding that both Parties are not signatories to the same counterpart. The Parties agree to execute such other documents and to take such other action as may be necessary or appropriate to carry out the intent of this Agreement, provided that the same are not inconsistent with the provisions hereof.

         21. Definitions. As used in this Agreement, unless the context otherwise requires:

                 (a) "Affiliate" of a Person means a Person that directly or indirectly controls, is controlled by, or is under common control with the Person or other entity specified.

                 (b) "Confidential Information" means all information that is not known or available to the public concerning the business of the Company or any Subsidiary of the Company relating to its products, product development, software, trade secrets, customers,





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suppliers, finances, and business plans and strategies. For avoidance of doubt,
"Confidential Information" shall include any proprietary information technology, know how or process of the Company related to (X) the Master Trade Logic software and (Y) virtual trade shows. For this purpose, information known or available generally within the trade or industry of the Company, or any Subsidiary of either party, shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by any party of the provisions of
Section 9.

                 (c) "Existing Business" means the business of an Internet portal integrating, among other things, trade-related news and information relating to procurement, financing, logistics, insurance, compliance, regulations, and trade forms with access to trade contacts and resources throughout the world.

                 (d) "Person" means an individual, firm, corporation, trust, joint venture, partnership, limited liability company, association, unincorporated organization or other entity or any governmental body or subdivision, agency, commission or authority thereof.

                 (e) "Subsidiary" means any Person of which the Company or GlobalNet, as the case may be, owns, directly or indirectly, more than 50% of the voting stock or, in the case of a Person other than a corporation, more than 50% of the equity or voting interest.

         24. Construction. (a) The captions or headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement

                 (b) References to sections, or other subdivisions are to the appropriate subdivisions of this Agreement unless otherwise stated. The words "herein," "hereof," "hereby" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision unless otherwise stated.

         25. Authority; No Breach of Other Agreements. Each party hereto warrants and represents to each of the other parties that he, she or it is lawfully entitled to enter into and perform this Agreement and that the execution and performance by such party does not infringe upon any agreements or covenants to which such party is a party.



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                 IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first written above.

                                         PRO NET LINK CORP.


                                         By: /s/ Jean Pierre Callardeau
                                            -----------------------------
                                             Name: Jean Pierre Collardeau
                                             Individually and as
                                             President of Pro Net
                                             Link Corp.


                                         By: /s/ Glenn Zagoren
                                            -----------------------------
                                             Name: Glenn Zagorean
                                             Individually and as
                                             Chairman of Pro Net Link
                                             Corp.



                                         GLOBALNET VENTURE
                                          PARTNERS, LLC


                                         By: /s/ Andrew J. Etwistle
                                            -----------------------------
                                             Name: Andrew J. Entwistle, Esq.
                                             Title: Managing Member



                                          /s/ John A. Bohn
                                         --------------------------------
                                         John A. Bohn




                                          /s/ Karen Morgan
                                         --------------------------------
                                         Karen Morgan






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